Exhibit 99.1

Press Release

Contact Information:

Ascend Acquisition Corporation	Investor Relations:
Don K. Rice, Chairman and CEO	Crocker Coulson, President
Phone: 610-519-1336	CCG Investor Relations
Don@ascendgrowth.com	Phone: 646-213-1915
Crocker.coulson@ccgir.com

FOR IMMEDIATE RELEASE

Ascend Acquisition Corp. Provides Merger Partner’s

Estimates for Key 2007 Financial Results

Wayne, PA and Austin, TX – February 15, 2008 – Ascend Acquisition Corp. (“Ascend”) (OTC BB: ASAQ, ASAQU, ASAQW), a special purpose acquisition company, today provided estimates of key financial results from its merger partner, e.PAK Resources (S) Pte. Ltd. (“ePAK”), for the fourth quarter and fiscal year ended December 31, 2007. These estimates are based on ePAK’s unaudited financial statements for these periods and are subject to modification in connection with the completion of ePAK’s audit for 2007.

Fourth Quarter 2007 Estimates

Based on ePAK’s unaudited financial statements, ePAK’s net sales for the three months ended December 31, 2007 were approximately $13.9 million, an increase of 38% from net sales of approximately $10.1 million for the same period in 2006. This growth was primarily driven by sales of wafer shippers, wafer transport media and data storage devices to new customers and an increase in sales to existing customers. Sales of IC handling products also increased during the quarter.

Based on ePAK’s unaudited financial statements, gross profit for the fourth quarter of 2007 was approximately $5.1 million, an increase of 41.7% from gross profit of approximately $3.6 million for the same period in 2006. Gross margin was approximately 36.8%, or 0.9% higher than the gross margin of 35.9% for the same quarter of 2006. The improvement in gross margin was due to the increased contribution of higher margin wafer products to the product sales mix, which was partially offset by higher outsourcing costs resulting from the full capacity status of ePAK’s manufacturing facilities.

Full Year 2007 Estimates

Based on ePAK’s unaudited financial statements, ePAK’s net sales for the year ended December 31, 2007 were approximately $46.7 million, up 29.1% from approximately $36.1 million in 2006. Gross profit for 2007 was approximately $16.4 million in 2007, up 25.2% from approximately $13.1 million in 2006. Gross margin during 2007 was approximately 35.0% compared to approximately 36.1% in 2006.

Steve Dezso, ePAK’s president, stated, “ePAK achieved strong growth in revenues and gross profit in 2007 despite our capacity constraints. Our gross margin in 2007 was slightly lower than in 2006 due to higher raw material costs, large scale facilities expansion, and high cost subcontract manufacturing due to demand outpacing internal capacity. In the fourth quarter, margins showed improvement as selling prices were adjusted to compensate for raw material costs. Further improvements are anticipated as our manufacturing capacity is expanded to fill available space and the need for high cost subcontracting will be reduced.”

Financial Condition

Based on ePAK’s unaudited financial statements, at December 31, 2007, ePAK had cash and cash equivalents of approximately $2.7 million, total assets of approximately $41.7 million, short-term bank borrowings of approximately $7.3 million and long-term debt, including the current portion, of approximately $1.5 million. ePAK’s unaudited financial statements reflect that during 2007 ePAK generated approximately $14.9 million of cash flow from operations, up from approximately $12.4 million in 2006. ePAK’s cash flow from operations remained strong, despite the need to increase inventories in order to support its rapid revenue growth. In 2007, ePAK had capital expenditures of approximately $5.6 million, which was used to triple its manufacturing space to 600,000 square feet and install new equipment.

Outlook

“In 2008, we expect to see continued revenue growth across all product lines and regions from both new and existing customers. Our high-margin wafer business will be the main driver behind our anticipated growth, and we will continue to develop new products and work closely with our customers to engineer, design and deliver solutions that meet their mission critical needs,” commented Mr. Dezso.

Mr. Rice stated “Following the completion of the merger, ePAK will have about $35 million in cash, providing management with the resources it needs to expand its business to meet existing demand and pursue strategic acquisitions. We are confident that our stockholders will agree that ePAK is an exciting, high growth company with an excellent future.”

Additional Information

In July 2007, Ascend entered into a definitive agreement to acquire ePAK. Under the terms of the agreement, as amended, at the closing of the transaction, our public company will become a Bermuda public company and acquire 100% of the outstanding capital stock of ePAK. Upon completion of the transaction, which is expected in the second quarter of 2008, the resulting public company will be named ePAK International Ltd. It is expected that ePAK International’s common stock and warrants will trade on the NASDAQ Global Market.

A registration statement and proxy statement under Form S-4 has been filed under the issuer name “EPAK INTERNATIONAL LIMITED” with the Securities and Exchange Commission in connection with the proposed acquisition of ePAK and redomestication of the public company to Bermuda. STOCKHOLDERS OF ASCEND AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE FINAL PROSPECTUS AND DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE TRANSACTIONS AND THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF ASCEND’S STOCKHOLDERS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Once ePAK’s audit for fiscal 2007 is completed, audited financial statements for such year will be filed as part of ePAK International Limited’s registration and proxy statement under Form S-4. This audit is expected to be completed by the end of March 2008.

The final prospectus and definitive proxy statement will be mailed to Ascend’s stockholders as of a record date to be established for voting on the merger and redomestication. These documents also will be available without charge online at the Securities and Exchange Commission’s Internet site (http://www.sec.gov) and by mail through requests to Ascend Acquisition Corp., 435 Devon Park Drive, Bldg. 400 Wayne, PA 19087, Attention: T. Anderson.

Stockholders and other interested persons can also read Ascend’s final prospectus, dated May 11, 2006, for a description of the security holdings of Ascend’s directors and officers and of EarlyBirdCapital, Inc., the underwriters of Ascend’s initial public offering, and their respective interests in the successful consummation of the proposed transactions.

About e.PAK Resources (S) Pte. Ltd.

ePAK is a full-service designer, manufacturer and supplier of precision engineered products and solutions for the automated transport and handling of semiconductor and electronic devices. ePAK’s product areas include front-end wafer handling, back-end IC transport, and end-system sub-assembly handling. The Company’s products are sold globally to top tier global customers including semiconductor companies, system OEMs, and IC assembly and test operations. The company’s low cost, large-scale manufacturing operations in Shenzhen, the People’s Republic of China (“PRC”) are centrally located to the semiconductor industry. ePAK’s executive offices are located in Austin, Texas and the Company maintains nine sales and applications engineering offices worldwide.

About Ascend Acquisition Corporation

Ascend Acquisition Corp. was formed on December 5, 2005 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Ascend’s registration statement for its initial public offering was declared effective on May 11, 2006 and the offering closed on May 22, 2006, generating net proceeds of approximately $38.5 million from the sale of 6.9 million units, including the full exercise of the underwriters’ over-allotment option and the sale of 166,667 units to the Ascend’s Chairman and CEO, Don K. Rice. Each unit was comprised of one share of Ascend common stock and two warrants, each with an exercise price of $5.00. As of January 31, 2008, Ascend held approximately $40.8 million in a trust account maintained by an independent trustee, which will be released to Ascend upon the consummation of the business combination.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Ascend, ePAK and their combined business after completion of the proposed business combination. These forward-looking statements are based on current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “projected,” “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to changes to ePAK’s preliminary unaudited financial results reported in this press release following the completion of the audit, ePAK’s ability to grow future revenues and earnings, changes in demand for ePAK’s products, market acceptance of the ePAK’s products, changes in the laws of the People’s Republic of China that affect ePAK’s operations, and other factors that may be detailed from time to time in Ascend’s filings with the United States Securities and Exchange Commission and other regulatory authorities.

Contact Information:

Ascend Acquisition Corporation

Don K. Rice, Chairman and CEO

Phone: 610-519-1336

don@ascendgrowth.com

www.ascendgrowth.com

ePAK International Inc.

Steve Dezso, CEO

Phone: 512-231-8083

steve.dezso@epak.com

www.epak.com

Investor Relations:

Crocker Coulson, President

CCG Investor Relations

Phone: 646-213-1915

crocker.coulson@ccgir.com

www.ccgir.com

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